As filed with the Securities and Exchange Commission on October 22, 1997
                                                  REGISTRATION NO. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-3

                             Registration Statement
                                      Under

                           The Securities Act of 1933

                               NFO WORLDWIDE, INC.
              (On October 14, 1997, the registrant changed its name
                 from NFO Research, Inc. to NFO Worldwide, Inc.)
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            06-1327424
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                              Identification No.)

                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               -------------------
                                WILLIAM E. LIPNER
                              CHAIRMAN OF THE BOARD
                               NFO WORLDWIDE, INC.
                           2 PICKWICK PLAZA, SUITE 400
                          GREENWICH, CONNECTICUT 06830
                                 (203) 629-8888
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                              JAMES M. DUBIN, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                                   Proposed
                                                 Proposed maximum  maximum
  TITLE OF SECURITIES         Amount to be       offering price    aggregate         Amount of
  TO BE REGISTERED             registered        per share(1)    offering price(1)  registration fee(1)
-------------------------------------------------------------------------------------------------------

Common Stock, $.01 par value  1,107,687 shares(2)  $18.25         $20,215,287.15      $6,064.59
=======================================================================================================

(1)Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed offering price and registration fee are based upon the closing price of the Registrant's Common Stock, as reported on the Nasdaq National Market on October 20, 1997.

(2)Represents  the  number  of  shares  of  Common  Stock  held  by the  Selling
Stockholders               and               registered               hereunder.
--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                               Page 1 of 68 Pages
                            Exhibit Index on Page 19

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                                1,107,687 SHARES


                               NFO WORLDWIDE, INC.

                                  COMMON STOCK

                           (PAR VALUE $.01 PER SHARE)

                                 --------------

      The persons whose names are listed in the table under the heading "Selling Stockholders" (collectively, the "Selling Stockholders") may sell the shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of NFO Worldwide, Inc., a Delaware corporation (the "Company"), offered hereby from time to time on the Nasdaq National Market or such other national securities exchange on which shares of the Company's Common Stock are then listed, through negotiated transactions or otherwise (including private sales) at market prices prevailing at the time of the sale or at negotiated prices. The Selling Stockholders directly, or through agents designated from time to time, or through underwriters, brokers or dealers also to be designated, may sell the Shares from time to time on terms to be determined at the time of sale. Any such underwriters, brokers or dealers may receive compensation in the form of commissions or otherwise in such amounts as may be negotiated by them. As of the date of this Prospectus, no agreements have been reached for the sale of the Shares or the amount of any compensation to be paid to underwriters, brokers or dealers in connection therewith. The Company will bear all expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholders, other than commissions, concessions or discounts to underwriters, brokers or dealers and fees and expenses of counsel or other advisors to the Selling Stockholders. See "Plan of Distribution."

      The Common Stock of the Company is listed on the Nasdaq National Market under the trading symbol "NFOR." On October 21, 1997, the last reported sale price of the Company's Common Stock on the Nasdaq National Market was $18.25 per share.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

                The date of this Prospectus is October ___, 1997

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material can also be obtained from the Commission's web site at "http://www.sec.gov" and at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

      The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is made to the Registration Statement, and to the exhibits and schedules thereto. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission. The Registration Statement and the exhibits and schedules thereto filed by the Company with the Commission may be inspected and copied at the locations described above.


                      DOCUMENTS INCORPORATED BY REFERENCE


      The following documents heretofore filed by the Company with the Commission pursuant to the Exchange Act are incorporated by reference in this
Prospectus:

      a. Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

      b.    Quarterly Report on Form 10-Q for the quarter ended March 31, 1997;

      c.    Quarterly Report on Form 10-Q for the quarter ended June 30, 1997;

      d.    Current Report on Form 8-K dated April 1, 1997;

      e. Current Report on Form 8-K dated July 11, 1997, as amended by Current Report on Form 8- K/A filed with the Commission on September 23, 1997;

      f.    Current Report on Form 8-K dated October 22, 1997;

      g.    Current Report on Form 8-K dated October 22, 1997; and

      h. The description of the Company's Capital Stock contained in its Registration Statement on Form 8-A (Registration No. 0-21460) filed with the Commission on May 31, 1993.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company will provide a copy of any or all of such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein), without charge, to each person to whom this Prospectus is delivered, including any beneficial owner, upon written or oral request to: NFO Worldwide, Inc., 2 Pickwick Plaza, Suite 400, Greenwich, Connecticut 06830, Attention: Secretary (telephone (203) 629-8888).

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements included in or incorporated by reference into this Prospectus constitute "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions, which will, among other things, impact the demand for the Company's products and services; industry capacity, which tends to increase during strong years of the business cycle; competition from other companies producing products or performing services similar to those produced or performed by the Company, which may affect the Company's ability to generate revenues; changes in business strategy or development plans, which may, among other things, prolong the time it takes to achieve the performance results included herein; the loss of any significant customers; the Company's dependence on key personnel; the quality, judgment and strategic decisions of management and other personnel; and other factors referenced in this Prospectus.

                  SPECIAL NOTE REGARDING CERTAIN ACQUISITIONS

      During 1997, the Company acquired Prognostics and The MBL Group plc (collectively, the "Pooled Companies") in transactions each accounted for as a pooling-of-interests. See "Recent Developments." Accordingly, certain data contained herein in the section entitled "The Company" has been presented assuming both Prognostics and The MBL Group plc had been acquired on January 1, 1996.

                                 RISK FACTORS

      IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY BEFORE PURCHASING THE COMMON STOCK OFFERED HEREBY. THIS PROSPECTUS CONTAINS FORWARD- LOOKING STATEMENTS WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE EXCHANGE ACT. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY, OR INDUSTRY RESULTS, TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SEE "SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 3. SUCH FACTORS INCLUDE, AMONG OTHERS, THE RISK FACTORS SET FORTH BELOW.

RELIANCE ON KEY CLIENTS

      The Company's ten largest clients in 1996 generated approximately 23% of the Company's consolidated revenues. The Company's success is dependent upon its ability to maintain its existing clients and obtain new clients. No assurances can be given that the Company will maintain its existing client base or that it will be able to attract new clients. The loss of one or more of the Company's larger clients or a significant reduction in business from such clients could have a material adverse effect on the Company. The Company does not have long-term contracts with its clients.

FLUCTUATIONS IN DEMAND FOR MARKET RESEARCH

      Demand for the Company's research services can be affected by a number of factors outside the Company's control. For example, a client's market research activities are dependent on the timing of its new product introductions and reformulations. Marketing budgets, industry and economic conditions and changes in management or ownership of a client are also factors that can affect the client's demand for the Company's research services. As a result of such factors, the amount of market research conducted by the Company for each of its clients is likely to vary from year to year, and these variations can contribute to fluctuations in the Company's operating results from period to period.

RELIANCE ON KEY PERSONNEL

       The Company is heavily dependent on the efforts of certain of its officers and other management personnel, principally, William E. Lipner, Richard
A. Spitzer, Patrick G. Healy, Charles B. Hamlin, Joseph Migliara and Allen R. DeCotiis. The loss of the services of one or more of these individuals could have a material adverse effect on the Company. The Company maintains key man life insurance on the life of William E. Lipner.

COMPETITION

      The custom and syndicated market research industry is highly competitive and is characterized by a large number of competitors, ranging from relatively small organizations to companies with substantial resources. The Company is also subject to competition from marketing and research departments of various companies, advertising agencies and business consulting firms. The Company believes that it competes principally on (i) the basis of the quality of the design of a market research project; (ii) the ability to perform, analyze and report on a research project in a short period of time; (iii) price; and (iv) consistency of service.

INTERNATIONAL SALES

      The Company's international sales are typically denominated in local currencies. In addition, the Company's expenses for its foreign offices and operations are generally paid in local currencies. If the U.S. dollar strengthens in relation to the applicable international currencies, the Company's operating income may be adversely affected. The impact of future exchange rate fluctuations on the Company's results of operations cannot be accurately predicted. To date, the Company has not sought to hedge the risks associated with fluctuations in exchange rates, but may undertake such transactions in the future. There can be no assurance that any hedging techniques implemented by the Company in the future would be successful or that exchange rate fluctuations would not have a material adverse effect on the Company's business, financial condition and results of operations.

                                  THE COMPANY

GENERAL

      The Company and its subsidiaries (hereinafter collectively referred to as "NFO") are leading providers of custom and syndicated marketing information services to some of the largest companies both in the United States and internationally using, among other things, a proprietary panel (the "NFO Panel") of pre-recruited consumer households. NFO provides its marketing information services, databases and market research services to a variety of nationally-recognized packaged goods and foods manufacturers as well as healthcare, financial services, hi-tech/telecommunications and travel & leisure companies. During 1996, the Company conducted over 7,200 research projects for more than 2,000 clients. The Company's five largest clients in terms of revenues in 1996 were The Procter & Gamble Company, Pfizer, Inc., Coca Cola Co., Citibank Corp. and Zeneca Pharmaceuticals Group. The Company's (after incorporating the Pooled Companies) top ten clients represented approximately 23% of its consolidated revenues in 1996. The Company's clients use custom and syndicated research to make product or service introduction and reformulation decisions and to develop, implement and monitor marketing and advertising programs. NFO also conducts the consumer confidence survey for the Conference Board that is recognized by the U.S. Department of Commerce as a leading economic indicator.

      The NFO Panel consists of more than 525,000 households, including more than 1.3 million people. The Company believes that the NFO Panel is the largest pre-recruited consumer panel in the custom market research industry. The NFO Panel is designed to match the general US population according to US Bureau of Census statistics on several important geographic and demographic characteristics. NFO develops and maintains extensive demographic profiles of these households, including information with respect to size and composition of household, household income, age of household members and education and occupation of adult household members. The Company also maintains a variety of information relating to ownership and usage of various products and services. This information, which is continuously updated, is central to the Company's ability to identify efficiently consumers with specific characteristics targeted by each research project. The Company surveys targeted consumers in its NFO Panel, primarily through mail questionnaires and telephone interviews, as well as internet based surveys, about their beliefs, attitudes and behavior regarding consumer products and services.

      The Company believes that in recent years there has been a trend among its clients to focus on smaller market segments for product or service introductions and marketing programs rather than on broad, mass markets and to focus on segmenting existing product lines to provide products developed for targeted consumers. The size of the NFO Panel and NFO's extensive demographic and geographical profiles of the NFO Panel households facilitate the ability of NFO to assist its clients with such "target" or "micro- marketing." The Company also anticipates the demand for panel research may be favorably affected by the impact of legislation proposed in many jurisdictions, and already enacted in some states, that seeks to limit or prohibit unsolicited telemarketing, sales or other calls, to redress the perceived invasion of privacy represented by these calls. In addition, the Company believes its business will be favorably impacted by the perceived movement toward conducting market research using interactive methods, as NFO has established an interactive division for the purpose of developing an interactive methodology for performing market research. The Company has developed a consumer panel of on-line households (NFO//net.source) that numbers approximately 70,000 households and over 175,000 individuals.

      The Company's goal is to develop into a broader more far reaching marketing information services business centered around the NFO Panel. The Company intends to use its NFO Panel and expertise in custom and syndicated research to expand existing client relationships and to target new clients particularly in the pharmaceutical, financial services, telecommunications, information technology, and travel and leisure industries in which the Company perceives a growing need for market research. The Company also intends to develop new services or research concepts, including in the area of interactive technology, that would distinguish it from other market research companies while furthering its development as a marketing information services company. In addition, the Company will seek strategic acquisitions and alliances both in the United States and in international markets in which the Company perceives an increasing demand for market research. See "Recent Developments" below for descriptions of the acquisitions of Prognostics, Access Research, Inc. ("ARI") and The MBL Group plc ("MBL"). To improve further the timing of research studies and the accessibility of its research results and to lower its operating costs, the Company intends to continue its investment in new technologies and information systems.

RECENT DEVELOPMENTS

      During 1997, the Company has completed several acquisitions in its continuing effort to further develop its market information services throughout the United States, Europe, the Middle East and Southeast Asia.

   PROGNOSTICS

      On April 1, 1997, the Company acquired in a transaction accounted for as a pooling-of-interests, Prognostics, a market research provider of survey based quantitative customer satisfaction research to information technology companies worldwide, for a consideration of approximately 2,590,000 shares of Common Stock having a market value on April 1, 1997 of approximately $31.0 million.

   ACCESS RESEARCH, INC.

      On May 28, 1997, the Company acquired ARI, a research-based financial services consulting firm specializing in the retirement market, for a cash purchase price equal to approximately $3.8 million. ARI is nationally recognized as a provider of quantitative and qualitative research, consulting and communications services addressing pension sales, operations and marketing issues, especially in the 401(k) market.

   THE MBL GROUP PLC

      On July 11, 1997, the Company acquired in a transaction accounted for as a pooling-of-interests, MBL, an international market research firm with 27 offices in 15 countries throughout the United Kingdom, the Middle East and Asia. The Company has also entered into agreements with minority shareholder employees of the various MBL operating subsidiaries to repurchase a portion of the minority shares during 1997 and the remainder in three years. The estimated purchase price for MBL and all of its subsidiaries is approximately $55 million, paid for principally with shares of Common Stock, and cash.


                                 USE OF PROCEEDS


      The Company will not receive any proceeds from any sale of the Shares.


                              SELLING STOCKHOLDERS


      The following table sets forth, to the knowledge of the Company, the number of shares of Common Stock and the percentage of the outstanding shares of Common Stock beneficially owned by each Selling Stockholder, and the number of shares to be offered and sold by such Selling Stockholder, and the number of shares and percentage of outstanding shares to be beneficially owned by such Selling Stockholder after such offering and sale, assuming that all the shares offered by such Selling Stockholder are in fact sold. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. As of October 15, 1997, the Company had 20,548,519 shares of Common Stock issued and outstanding.


                       Beneficial Ownership                   Beneficial Ownership
                       Prior to the Offering                   After the Offering

                    ---------------------------            ------------------------------

                      Shares of                 Shares to     Shares of
                    Common Stock  Percentage(1)  be Sold     Common Stock   Percentage(1)

                    ------------  ------------- ----------   ------------   -------------
Jay H. Friedman .....      77,844     *          32,500         45,344          *

John R. Goodyear ....   1,023,181    4.97%      262,500        760,681         3.7%

Mary J. Goodyear ....   1,023,181    4.97%      262,500        760,681         3.7%

Thomas Rich .........      77,844     *          17,515         60,329          *

Walter P. Smith Trust   1,456,266    7.08%      302,672      1,153,594         5.61%
(2/20/86)

James B. Wood .......     977,766    4.75%      230,000        747,766         3.63%


---------------
      *     Represents holdings of less than 1%

      (1) Percent of class is calculated by assuming, for purposes of both the number of shares held by such Selling Stockholder and the number of shares issued and outstanding, that all options to purchase Common Stock held by such Selling Stockholder (and no others) had been exercised, notwithstanding that all such options may not be currently exercisable.

      Jay H. Friedman, Thomas Rich, James B. Wood and The Walter P. Smith Trust (2/20/86) acquired their shares of Common Stock pursuant to that certain Agreement and Plan of Merger, dated as of March 20, 1997, among the Company, Prognostics Corp., a Delaware corporation and wholly owned subsidiary of the Company, Prognostics, a California corporation, and the shareholders of Prognostics, which was executed and delivered in connection with the acquisition by the Company of all of the outstanding capital stock of Prognostics. Jay H. Friedman, Thomas Rich, James B. Wood and The Walter P. Smith Trust (2/20/86) are also subject to a Registration Rights Agreement with the Company, dated as of April 1, 1997, pursuant to which the Company agreed to effect the registration of the offering and sale of the Shares owned by Jay H. Friedman, Thomas Rich, James B. Wood, and The Walter P. Smith Trust (2/20/86) on a delayed or continuous basis under the Securities Act on certain terms and conditions.

      John and Mary Goodyear acquired their shares of Common Stock pursuant to that certain Share Purchase Agreement, dated as of July 11, 1997, among the Company, NFO UK, Inc., a wholly-owned subsidiary of the Company ("NFO-UK") and the shareholders of MBL, which was executed and delivered in connection with the acquisition by NFO-UK of all of the outstanding ordinary shares of MBL. John and Mary Goodyear are also subject to a Registration Rights Agreement with the Company, dated as of July 11, 1997, pursuant to which the Company agreed to effect the registration of the offering and sale of the Shares owned by John and Mary Goodyear on a delayed or continuous basis under the Securities Act on certain terms and conditions.

       Each of Jay H. Friedman, Thomas Rich and James B. Wood remains employed by Prognostics and Walter P. Smith, the trustee of the Walter P. Smith Trust (2/20/86), serves as a consultant to Prognostics. Each of John and Mary Goodyear remains employed by MBL.

                             PLAN OF DISTRIBUTION

      The Shares may be offered and sold from time to time by the Selling Stockholders, but may not be sold pursuant to this Prospectus or the Registration Statement of which it is a part after April 1, 1998, with respect to the 582,687 Shares registered hereunder and owned by Jay H. Friedman, Thomas Rich, the Walter P. Smith Trust (2/20/86) and James B. Wood, and July 11, 1998, with respect to the 525,000 Shares registered hereunder and owned by John R. Goodyear and Mary J. Goodyear. No Selling Stockholder is required to offer or sell any of his, her or its Shares. Any such sales may be made on the Nasdaq National Market or such other national securities exchange on which shares of Common Stock are then listed, through negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Shares may be sold pursuant to one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by an underwriter, a broker or a dealer as principal and resale by such underwriter, broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of such exchange; (e) through the writing of options on the Shares; and
(f) directly or through brokers or agents in private sales at negotiated prices. If necessary, a supplemental prospectus which describes the method of sale in greater detail may be filed by the Company with the Commission pursuant to Rule 424(c) under the Securities Act under certain circumstances. In effecting sales, underwriters, brokers or dealers engaged by the Selling Stockholders and/or purchasers of the Shares may arrange for other underwriters, brokers or dealers to participate. Underwriters, brokers or dealers will receive commissions, concessions or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

      The Company will bear all expenses in connection with the registration and sale of the Shares, other than commissions, concessions or discounts to underwriters, brokers or dealers and certain of the fees and expenses of counsel or other advisors to the Selling Stockholders.

      The Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company, its officers, directors, employees, agents and controlling persons from certain damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in or material omission or alleged omission from the Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, to the extent such untrue statement or omission was made in the Registration Statement or other document in reliance upon information furnished by the indemnifying party.

      The Selling Stockholders and any underwriter, broker or dealer who acts in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them and any profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act.

                                 LEGAL MATTERS

      The validity of the Common Stock offered hereby will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison, New York, New York.

                                    EXPERTS

      The consolidated financial statements and financial statement schedule, as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP and Deloitte & Touche LLP, independent public accountants, and are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

      The restated consolidated financial statements as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in the Company's current report on Form 8-K dated October 22, 1997, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

      The supplemental consolidated financial statements as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, included in the Company's current report on Form 8-K dated October 22, 1997, incorporated by reference into this prospectus, have been audited by Arthur Andersen LLP, independent public accountants. In their report, Arthur Andersen LLP states that with respect to certain subsidiaries its opinion is based on the reports of other auditors, namely Soteriou Banerji. The financial statements referred to in this paragraph are included herein in reliance upon the authority of said firms as experts in accounting and auditing in giving said reports.

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct at any time subsequent to its date.


                                 --------------
                               TABLE OF CONTENTS

                                                                       PAGE

Available Information................................................     2
Documents Incorporated by Reference                                       2
Special Note Regarding
  Forward-Looking Statements.........................................     4
Risk Factors.........................................................     5
The Company..........................................................     6
Use of Proceeds......................................................     7
Selling Stockholders.................................................     7
Plan of Distribution.................................................     9
Legal Matters........................................................     9
Experts..............................................................    10

================================================================================

================================================================================
                                1,107,687 SHARES



                               NFO WORLDWIDE, INC.


                                  COMMON STOCK
                           (par value $.01 per share)




                                   PROSPECTUS


                                October ___, 1997

================================================================================

                                   PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses in connection with the offering described in this Registration Statement. The Company has agreed to pay all of the costs and expenses of this offering.

SEC Registration Fee..................................     $      6,064.59
Legal Fees and Expenses...............................           20,000.00*
Accounting Fees and Expenses..........................           10,000.00*
Miscellaneous.........................................     $      1,000.00*
                                                                 ---------
Total.................................................           37,064.59*
                                                                 =========
----------------------
  *Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Reference is made to Article 9 of the Certificate of Incorporation of the Company, Article VI of the By-Laws of the Company and Section 145 of the Delaware General Corporation Law which, among other things, and subject to certain conditions, authorize the Company to indemnify its directors and officers against certain liabilities and expenses incurred by such persons in connection with the claims made by reason of their being such a director or officer.

ITEM 16. EXHIBITS.

         A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

4.1      Restated Certificate of Incorporation of the Company

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (File No. 33-73516))

4.3      Specimen Common Stock Certificate (incorporated by reference to Exhibit
         4.1 of the Company's Registration Statement on Form S-1 (File No. 33-58748))

5.1      Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

23.1     Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                   (contained in Exhibit 5.1).

23.2     Consent of Arthur Andersen LLP

23.3     Consent of Deloitte & Touche LLP

23.4     Consent of Soteriou Banerji

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act, that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich and State of Connecticut on the 22nd day of October, 1997.

                            NFO WORLDWIDE, INC.


                            By:   /s/   Patrick G. Healy
                               ------------------------------------------------
                               Name:   Patrick G. Healy
                               Title:  President - Corporate Product/Systems
                                        Development and Chief Financial Officer



                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William E. Lipner and Patrick G. Healy such individual's true and lawful attorney-in-fact and agent with full power for such person and in such person's name, place and stead, in any and all capacities to sign and file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on October 22, 1997.

                SIGNATURES                                 TITLE

                                      Chairman of the Board, President, Chief
                                      Executive Officer and Director (Principal
   /s/   William E. Lipner            Executive Officer)
-----------------------------------
             William E. Lipner

   /s   Stephen J. Gilbert
-----------------------------------   Vice Chairman of the Board, Secretary and
             Steven J. Gilbert        Director

                SIGNATURES                                 TITLE

   /s/   Walter A. Forbes             Director
-----------------------------------
             Walter A. Forbes

   /s/   Edmund A. Hajim              Director
-----------------------------------
              Edmund A. Hajim

   /s/   John Sculley                 Director
-----------------------------------
               John Sculley

   /s/    Patrick G. Healy            President - Corporate Product/Systems
-----------------------------------
             Patrick G. Healy         Development and Chief Financial Officer

                                      (Principal Financial Officer and Principal
                                      Accounting Officer)

                                 EXHIBIT INDEX

EXHIBIT NO.  EXHIBIT                                                        PAGE

4.1          Restated Certificate of Incorporation of the Company             20

4.2 Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 4.2 of the Company's Registration Statement on Form S-8 (File No. 33-73516))

4.3 Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1 (File No. 33-58748))

5.1          Opinion of Paul, Weiss, Rifkind, Wharton & Garrison              64

23.1         Consent of Paul, Weiss, Rifkind, Wharton & Garrison
             (contained in Exhibit 5.1).

23.2         Consent of Arthur Andersen LLP                                   66

23.3         Consent of Deloitte & Touche LLP                                 67

23.4         Consent of Soteriou Banerji                                      68